Exhibit 99.1
Contact at 214/432-2000
Steven R. Rowley
President & CEO
D. Craig Kesler
Executive Vice President & CFO
Robert S. Stewart
Executive Vice President

News For Immediate Release

EAGLE MATERIALS REPORTS FIRST QUARTER RESULTS

DALLAS, TX (August 3, 2015) – Eagle Materials Inc. (NYSE: EXP) today reported financial results for the first quarter of fiscal 2016 ended June 30, 2015. Notable items for the quarter include (all comparisons, unless otherwise noted, are with the prior year’s first quarter):

•	First quarter revenues of $285.0 million, up 7%

•	Earnings before interest and income taxes of $60.4 million, up 1%

•	Net Earnings of $37.8 million, up slightly

•	EBITDA(1) of $84.6 million, up 10%

•	Net earnings per diluted share of $0.75, flat with the prior year

First quarter net sales prices improved across nearly all businesses, with the most notable increases in the cement and concrete businesses. Extraordinarily wet weather in many of our cement markets, including Texas, Oklahoma and Colorado, adversely impacted the timing of cement sales volumes during the first quarter; however, underlying demand for our cement continues to remain strong. In addition, all of our cement facilities completed their planned annual outages during the first quarter and cement maintenance costs were approximately $3 million higher than the prior year’s first quarter.

Cement, Concrete and Aggregates

Cement revenues for the first quarter, including joint venture and intersegment revenues, totaled $128.2 million, which was slightly higher than the same quarter last year. The average net sales price for this quarter was $98.39 per ton, 9% higher than the same quarter last year. Cement sales volumes for the quarter were 1.2 million tons, 7% lower than the same quarter a year ago. The most significant decline in cement sales volumes occurred in Texas primarily associated with well-above average rainfall during the first quarter.

Operating earnings from Cement for the first quarter were $25.7 million, a 25% increase from the same quarter a year ago. The earnings improvement was driven primarily by improved average net cement sales prices, lower energy, raw materials and purchased cement costs partially offset by lower cement sales volumes and $3 million of increased costs associated with a shift in the timing of all the annual maintenance outages at our cement facilities to the first quarter.

(1)	See Attachment 4 for a reconciliation of relevant GAAP financial measures to EBITDA, which is a non-GAAP financial measure

Concrete and Aggregates reported operating earnings of $1.9 million for the first quarter, a 42% improvement from the same quarter a year ago, reflecting improved concrete and aggregates pricing along with improved concrete sales volumes. Our concrete and aggregates business in Austin was also hampered by wet weather during the quarter, with aggregates sales volumes down 30% in Austin.

Gypsum Wallboard and Paperboard

Gypsum Wallboard and Paperboard revenues for the first quarter totaled $135.8 million, which were slightly lower than the same quarter a year ago. The average Gypsum Wallboard net sales price this quarter was $163.46 per MSF, 1% greater than the same quarter a year ago. Gypsum Wallboard sales volume for the quarter of 577 million square feet (MMSF) represents a 1% increase from the same quarter last year. Paperboard sales volumes for the quarter were 69,000 tons, 4% lower than the same quarter a year ago. The average Paperboard net sales price this quarter was $503.80 per ton, 1% less than the same quarter a year ago.

Gypsum Wallboard and Paperboard reported first quarter operating earnings of $46.9 million, up 4% from the same quarter last year. The earnings improvement reflects improved Gypsum Wallboard net sales prices and sales volumes and lower energy and paper costs.

Oil and Gas Proppants

Oil and Gas Proppants reported first quarter revenues of $22.8 million, a 104% increase from the prior year, which reflects the impact of the acquisition of CRS Proppants during the third quarter of the prior fiscal year partially offset by lower first quarter frac sand sales volumes at our legacy business. The first quarter’s loss of $5.6 million compares to an operating loss of $0.6 million in the same quarter a year ago reflecting a $7.0 million increase in first quarter depreciation, depletion and amortization due to the start-up of our operating facilities and the acquisition of CRS Proppants in our fiscal third quarter of the prior year.

The first quarter’s operating loss of $5.6 million compares to an operating loss of $5.9 million in the fourth quarter of fiscal 2015. Frac sand sales volumes in the first quarter were down 8% compared to the fourth quarter of fiscal 2015 and our average net frac sand sales price declined 23% compared to the fourth quarter of fiscal 2015.

Details of Financial Results

We conduct one of our cement plant operations, Texas Lehigh Cement Company LP, through a 50/50 joint venture (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 3 for a reconciliation of the amounts referred to above.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates, and Oil and Gas Proppants from 40 facilities across the US. Eagle is headquartered in Dallas, Texas.

Eagle’s senior management will conduct a conference call to discuss the financial results, forward-looking information and other matters at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on August 4, 2015. The conference call will be webcast simultaneously on the Eagle Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact Eagle at (214) 432-2000.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in energy costs including, without limitation, natural gas, coal and oil; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; fluctuations in activity in the oil and gas industry, including the level of drilling and fracturing activity and demand for frac sand; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); possible outcomes of pending or future litigation or arbitration proceedings or governmental audits, inquiries or investigations; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015. This report is filed with the Securities and Exchange Commission. With respect to our acquisition of CRS Proppants, factors, risks and uncertainties that may cause actual events and developments to vary materially from those anticipated in forward-looking statements include, but are not limited to, failure to realize the expected synergies or other benefits of the transaction, significant transaction costs or unknown liabilities, changes in market conditions in the frac sand and related industries and general economic and business conditions that may affect us after the acquisition. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

Steven R. Rowley

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Attachment 1	Statement of Consolidated Earnings
Attachment 2	Revenues and Earnings by Lines of Business
Attachment 3	Sales Volume, Net Sales Prices and Intersegment and Cement Revenues
Attachment 4	Non-GAAP Financial Measure and Segment Depreciation, Depletion and Amortization
Attachment 5	Consolidated Balance Sheets

Eagle Materials Inc.

Attachment 1

Eagle Materials Inc.

Statement of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,
	2015	2014
Revenues	$284,963	$266,251
Cost of Goods Sold	223,866	209,850

Gross Profit	61,097	56,401
Equity in Earnings of Unconsolidated Joint Venture	7,830	9,800
Corporate General and Administrative Expenses	(8,991)	(7,042)
Other, net	435	679

Earnings before Interest and Income Taxes	60,371	59,838
Interest Expense, net	(4,486)	(4,052)

Earnings before Income Taxes	55,885	55,786
Income Tax Expense	(18,123)	(18,076)

Net Earnings	$37,762	$37,710

NET EARNINGS PER SHARE
Basic	$0.76	$0.76

Diluted	$0.75	$0.75

AVERAGE SHARES OUTSTANDING
Basic	49,767,424	49,501,847

Diluted	50,450,908	50,287,452

Eagle Materials Inc.

Attachment 2

Eagle Materials Inc.

Revenues and Segment Operating Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended June 30,
	2015	2014
Revenues*
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$115,052	$112,677
Gypsum Paperboard	20,767	23,463

	135,819	136,140
Cement (Wholly Owned)	98,039	92,998
Oil and Gas Proppants	22,825	11,180
Concrete and Aggregates	28,280	25,933

Total	$284,963	$266,251

Segment Operating Earnings
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$40,894	$37,428
Gypsum Paperboard	6,030	7,547

	46,924	44,975
Cement:
Wholly Owned	17,883	10,707
Joint Venture	7,830	9,800

	25,713	20,507
Oil and Gas Proppants	(5,636)	(637)
Concrete and Aggregates	1,926	1,356
Other, net	435	679

Sub-total	$69,362	$66,880
Corporate General and Administrative Expense	(8,991)	(7,042)

Earnings before Interest and Income Taxes	$60,371	$59,838

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 3.

Eagle Materials Inc.

Attachment 3

Eagle Materials Inc.

Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

(unaudited)

	Sales Volume
	Quarter Ended June 30,
	2015	2014	Change
Gypsum Wallboard (MMSF’s)	577	569	+1%
Cement (M Tons):
Wholly Owned	991	1,007	-2%
Joint Venture	212	284	-25%

	1,203	1,291	-7%
Paperboard (M Tons):
Internal	28	27	+4%
External	41	45	-9%

	69	72	-4%
Concrete (M Cubic Yards)	249	235	+6%
Aggregates (M Tons)	667	818	-18%

	Average Net Sales Price *
	Quarter Ended June 30,
	2015	2014	Change
Gypsum Wallboard (MSF)	$163.46	$161.74	+1%
Cement (Ton)	$98.39	$90.66	+9%
Paperboard (Ton)	$503.80	$509.62	-1%
Concrete (Cubic Yard)	$92.04	$84.50	+9%
Aggregates (Ton)	$7.94	$7.40	+7%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues ($ in thousands)
	Quarter Ended June 30,
	2015	2014
Intersegment Revenues:
Cement	$3,126	$2,360
Paperboard	14,551	14,016
Concrete and Aggregates	252	229

	$17,929	$16,605

Cement Revenues:
Wholly Owned	$98,039	$92,998
Joint Venture	27,011	32,578

	$125,050	$125,576

Eagle Materials Inc.

Attachment 4

Eagle Materials Inc.

Non-GAAP Financial Measure and Segment Depreciation, Depletion and Amortization

(dollars in thousands)

(unaudited)

A reconciliation of Net Earnings to EBITDA for the quarter ended June 30, 2015 and 2014 is as follows:

EBITDA represents earnings before income taxes, interest, depreciation, depletion and amortization. EBITDA is a non-GAAP financial measure that provides supplemental information regarding the operating performance of our business without regard to financing methods, capital structures or historical cost basis. Management uses EBITDA as an alternative basis for comparing operating results of the Company from period to period, for purposes of its budgeting and planning processes and for purposes of monitoring compliance with specific requirements of its credit agreement and other debt instruments. Management believes EBITDA is a useful alternative measure that allows comparison of operating results without regard to fluctuations from period to period in tax rates, interest rates, depreciation schedules and other factors. EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate EBITDA in the same manner. EBITDA should not be considered in isolation or as an alternative to net income, cash flow from operations or any other measure of financial performance in accordance with GAAP.

	Quarter Ended June 30,
	2015	2014
Net Earnings	$37,762	$37,710
Add back:
Income Tax Expense	18,123	18,076
Interest Expense	4,486	4,052
Depreciation, Depletion and Amortization	24,264	17,290

EBITDA – Non-GAAP Measure	$84,635	$77,128

The following presents depreciation, depletion and amortization by segment for the quarters ended June 30, 2015 and 2014:

	Depreciation, Depletion and Amortization ($ in thousands)
	Quarter Ended June 30,
	2015	2014
Cement	$7,866	$7,884
Gypsum Wallboard	4,786	5,098
Paperboard	2,053	2,070
Oil and Gas Proppants	7,559	569
Concrete and Aggregates	1,505	1,223
Other	495	446

	$24,264	$17,290

Eagle Materials Inc.

Attachment 5

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	June 30,		March 31, 2015*
	2015	2014
ASSETS
Current Assets –
Cash and Cash Equivalents	$7,551	$6,541	$7,514
Accounts and Notes Receivable, net	135,696	134,108	113,577
Inventories	234,741	182,470	235,464
Federal Income Tax Receivable	—	—	—
Prepaid and Other Assets	10,110	8,290	10,080

Total Current Assets	388,098	331,409	366,635

Property, Plant and Equipment –	1,988,971	1,682,543	1,962,215
Less: Accumulated Depreciation	(759,979)	(691,946)	(740,396)

Property, Plant and Equipment, net	1,228,992	990,597	1,221,819
Investments in Joint Venture	49,199	44,434	47,614
Notes Receivable	2,803	3,197	2,847
Goodwill and Intangibles	207,047	160,262	211,167
Other Assets	32,209	14,468	32,509

	$1,908,348	$1,544,367	$1,882,591

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable	$61,037	$57,803	$77,749
Accrued Liabilities	36,373	34,894	49,782
Federal Income Tax Payable	11,606	19,956	—
Current Portion of Long-term Debt	57,045	9,500	57,045

Total Current Liabilities	166,061	122,153	184,576

Long-term Liabilities	68,876	53,177	69,055
Bank Credit Facility	341,000	176,000	330,000
Senior Notes	125,714	182,759	125,714
Deferred Income Taxes	158,472	142,094	162,653
Stockholders’ Equity –
Preferred Stock, Par Value $ 0.01; Authorized 5,000,000 Shares; None Issued	—	—	—
Common Stock, Par Value $ 0.01; Authorized 100,000,000 Shares; Issued and Outstanding 50,357,355; 50,153,937 and 50,245,364 Shares, respectively.	504	502	502
Capital in Excess of Par Value	277,026	257,407	272,441
Accumulated Other Comprehensive Losses	(11,748)	(5,377)	(12,067)
Retained Earnings	782,443	615,652	749,717

Total Stockholders’ Equity	1,048,225	868,184	1,010,593

	$1,908,348	$1,544,367	$1,882,591

*	From audited financial statements.